UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 28, 2014

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE
On July 28, 2014, Ashford Hospitality Trust, Inc. (the “Company”) announced that it has successfully refinanced three mortgage loans with an existing outstanding balance of approximately $325 million. The three previous mortgage loans that were refinanced included: the $135 million J.P. Morgan Floater loan with a final maturity date in May 2017, the $101 million UBS 1 loan with a final maturity date in December 2014 and the $89 million Merrill Lynch 3 loan with a final maturity date in February 2016. The new loans total $468.9 million and resulted in excess proceeds of approximately $104 million after closing costs and reserves. The $104 million in excess proceeds will be added to the Company's unrestricted cash balance and, as a result, this refinancing is neutral to the Company on a net debt basis. Also, as a result of the refinancing, the Homewood Suites Mobile and the Hampton Inn Terre Haute, Indiana are now unencumbered by debt.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number

99.1    Press Release of the Company, dated July 28, 2014, furnished under Item 7.01, announcing the three mortgage loan refinancings.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2014

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel